Exhibit 23.2.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment #2 to the Registration Statement on Form S-4, of our report, dated June 2, 2005, on our audit of the financial statements of DPAC Technologies Corp as of and for the year ended February 28, 2005, which report is included on the Form 10-K Annual Report, as amended.

/s/ MOSS ADAMS LLP

Moss Adams LLP

Irvine, California

December 14, 2005